EXHIBIT 32.1

                            SECTION 906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jiri Nor, the Chief Executive Officer and Anthony Durkacz, the Vice President, Finance of Astris Energi Inc., each certifies that, to the best of his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Astris Energi Inc.

                                       ASTRIS ENERGI INC.


                                       By: /s/ Jiri K. Nor
                                           ---------------
                                           President and Chief Executive Officer
                                           Date: September 28, 2005


                                       ASTRIS ENERGI INC.


                                       By: /s/ Anthony Durkacz
                                           ---------------
                                       Vice  President, Finance
                                       Date: September 28, 2005